EXHIBIT SUB-ITEM 77C

The Special Meeting of Shareholders of the Trainer, Wortham First Mutual Funds was held on October 9, 1998 for purposes of considering and acting upon the matters set forth in the Proxy Statement and summarized below. A quorum was represented at the Meeting and the voting results, were required, are also set forth below.


1(a)	Shareholders of First Mutual Fund only voted on this
Proposal regarding approval of First Mutual Fund's proposed new
Investment Advisory Agreement with Trainer, Wortham.

First Mutual Fund:

                 By Proxy    In Person    Total       Percentage

FOR:            2,006,637 +    0       =  2,006,637       99.43%
AGAINST:            8,462 +    0       =      8,462        0.42%
ABSTAIN:            3,059 +    0       =      3,059        0.15%
                                                         100.00%


1(b)	Shareholders of Total Return Bond Fund only voted on this
Proposal regarding approval of Total Return Bond Fund's proposed new Investment Advisory Agreement with Trainer, Wortham.

Trainer, Wortham Total Return Bond Fund:

                 By Proxy    In Person     Total      Percentage

FOR:            1,044,668 +    0        = 1,044,668      100.00%
AGAINST:                0 +    0        =         0           0%
ABSTAIN:                0 +    0        =         0           0%
                                                         100.00%


(2)	Election of a Board of Trustees:

First Mutual Fund:
                         By Proxy         In Person             Total
FOR:
James F. Twaddell       1,890,488 +         0       =       1,890,488
Robert H. Breslin, Jr.  1,890,466 +         0       =       1,890,466
David P. Como           1,890,576 +         0       =       1,890,576
Raymond Eisenberg       1,890,466 +         0       =       1,890,466
David Elias             1,890,488 +         0       =       1,890,488
Robert S. Lazar         1,890,488 +         0       =       1,890,488
Martin S. Levine        1,890,488 +         0       =       1,890,488
Timothy J. O'Hara       1,890,488 +         0       =       1,890,488


                         By Proxy         In Person           Total
WITHHOLD
AUTHORITY:
James F. Twaddell       127,670 +           0       =       127,670
Robert H. Breslin, Jr.  127,582 +           0       =       127,582
David P. Como           127,670 +           0       =       127,670
Raymond Eisenberg       127,692 +           0       =       127,692
David Elias             127,670 +           0       =       127,670
Robert S. Lazar         127,670 +           0       =       127,670
Martin S. Levine        127,670 +           0       =       127,670
Timothy J. O'Hara       127,670 +           0       =       127,670


Trainer, Wortham Total Return Bond Fund:

                         By Proxy        In Person            Total
FOR:
James F. Twaddell       1,044,668 +         0       =     1,044,668
Robert H. Breslin, Jr.  1,044,668 +         0       =     1,044,668
David P. Como           1,044,668 +         0       =     1,044,668
Raymond Eisenberg       1,044,668 +         0       =     1,044,668
David Elias             1,044,668 +         0       =     1,044,668
Robert S. Lazar         1,044,668 +         0       =     1,044,668
Martin S. Levine        1,044,668 +         0       =     1,044,668
Timothy J. O'Hara       1,044,668 +         0       =     1,044,668


                         By Proxy       In Person             Total
	WITHHOLD
	AUTHORITY:
James F. Twaddell               0  +        0       =             0
Robert H. Breslin, Jr.          0  +        0       =             0
David P. Como                   0  +        0       =             0
Raymond Eisenberg               0  +        0       =             0
David Elias                     0  +        0       =             0
Robert S. Lazar                 0  +        0       =             0
Martin S. Levine                0  +        0       =             0
Timothy J. O'Hara               0  +        0       =             0